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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 25, 1996

                                 BEV-TYME, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                      0-21166                 36-37639323
  (State or other                (Commission              (IRS Employer
  Jurisdiction of Formation)     File Number)          Identification No.)


             134 Morgan Avenue. Brooklyn, New York           11237
      -----------------------------------------------    ---------------
         (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code (718) 894-4300


         (Former name or former address, if changes since last report)

       --------------------------------------------------------------

       --------------------------------------------------------------


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Item 5.           Other Events

                  On October 25, 1996, Bev-Tyme, Inc., a Delaware corporation (the "Registrant"), entered into a Loan and Warrant Purchase Agreement (the "Agreement") with Ulster Investments Limited, a corporation organized under the laws of Antigua, West Indies("Ulster"), pursuant to which the Registrant borrowed from Ulster the aggregate principal sum of $248,000 (the "Loan"). The Loan is secured by all of the assets of the Company pursuant to the terms of a security agreement (the "Security Agreement") by and between the Registrant and Ulster. The Company has agreed to pay interest on the unpaid principal balance of the note at a rate of ten percent (10%) per annum. The note is due on October 25, 1997 and any overdue amount of principal and/or interest shall be payable at a rate equal to fifteen percent (15%) per annum.

         In connection with the Loan, the Registrant issued (i) a warrant to purchase 100,000 shares of the Registrant's common stock, par value $.0001 ("Common Stock"), during a five (5) year period commencing on October 25, 1996 at an exercise price of $.10 per share and (ii) a warrant to purchase 100,000 shares of the Registrant's preferred stock, par value $.0001 ("Preferred Stock"), during a five (5) year period commencing on October 25, 1996 at an exercise price of $.50 per share. The aggregate consideration paid for the warrants was $2,000. The warrants were sold to Ulster under an exemption from the registration requirements of Section 5 of the Securities Act of 1933 (the "Act"), specifically, Regulation S.

         In connection with the issuance of the warrants, the Registrant and Ulster entered into a registration rights agreement (the "Rights Agreement"), which grants Ulster certain piggyback registration rights and demand registration rights in the event that Ulster is unable to sell the shares of Common Stock and Preferred Stock issuable upon exercise of the warrants to the public in accordance with the terms of Regulation S.

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Item 7            Financial Statements and Exhibits

(c)      Exhibits


Exhibit
No.               Document

(a) Loan and Warrant Purchase Agreement dated October 25, 1996 by and between Bev-Tyme, Inc. and Ulster
                  Investments Limited.

(b)               Promissory Note dated October 25, 1996.

(c) Warrant to purchase shares of Common Stock of Bev-Tyme, Inc.


(d) Warrant to purchase shares of Class C Preferred Stock of Bev-Tyme, Inc.

(e) Registration Rights Agreement dated October 25, 1996 by and between Bev-Tyme, Inc. and Ulster Investments Limited.

(f) Security Agreement dated October 25, 1996 by and between Bev-Tyme, Inc. And Ulster Investments Limited.




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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.





                                                     BEV TYME, INC.



                                            By:      /s/ Robert Sipper
                                                     Robert Sipper
                                                     President


Dated:   November 8, 1995